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Exhibit 4.1

[CERTIFICATE]

NUMBER OF SHARES [                        ]

COMMON STOCK
PAR VALUE $.01

CUSIP [                        ]
SEE REVERSE FOR CERTAIN DEFINITIONS

DOUGLAS EMMETT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This Certifies that
is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Douglas Emmett, Inc. transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, INC.

TRANSFER AGENT AND REGISTRAR,
By:

AUTHORIZED OFFICER

[DOUGLAS EMMETT, INC. CORPORATE SEAL]

Jordan Kaplan
CHIEF EXECUTIVE OFFICER

William Kamer
CHIEF FINANCIAL OFFICER

The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 5.0% (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 5.0% of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT—	as tenants by the entireties	(Cust) (Minor)
JT TEN—	as joint tenants with right of	under Uniform Gifts to Minors
	survivorship and not as tenants	Act
	in common	(State)

UNIF TRF MIN ACT—             Custodian (until age     )
                                                                   (Cust)

            under Uniform Transfers
(Minor)

to Minors Act
                         (State)

Additional abbreviations may also be used though not in the above list.

For Value received,                          hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

                             Shares of the common stock represented by the within certificate, and do hereby irrevocably constitute and appoint                    Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN UPON THE FACE OF THE
CERTIFICATE IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

BY

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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  Exhibit 4.1